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[EXPEDIA, INC. LOGO]


                                                                    EXHIBIT 99.1

                                                       For Release 9:00 a.m. EST
                                                               December 12, 2001

EXPEDIA, INC. STATEMENT ON PUBLISHED REPORTS REGARDING USA NETWORKS, INC. AND VIVENDI UNIVERSAL

BELLEVUE, Wash. - December 12, 2001 - Expedia, Inc. (Nasdaq: EXPE) today commented on published reports that USA Networks, Inc. ("USA") is in discussions with Vivendi Universal ("Vivendi") regarding an acquisition by Vivendi of certain assets of USA. To the extent such a transaction is announced by the parties or is considered probable, this may impact the timing of the presentation to Expedia shareholders for approval of the pending USA/Expedia(R) merger transaction and may require the filing and distribution to Expedia shareholders of an amended joint prospectus / proxy and information statement.

Expedia will conduct its scheduled shareholder meeting on December 17th at which time shareholders will elect directors and will transact any other business as may properly come before the annual meeting including, to the extent a USA/Vivendi transaction has not been announced and is considered not probable, approval of the USA/Expedia merger transaction.

A public statement will be made regarding the status and timing of the Expedia / USA transaction as soon as possible.

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This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the Company's filings with the SEC.

Expedia, Expedia.com, the Expedia logo and Travelscape.com are either registered trademarks or trademarks of Expedia, Inc. in the U.S. and Canada. The names of actual companies and products mentioned herein may be trademarks of their respective owners.

For investor information about Expedia, Inc.:

Phone: (425) 564-7233; Email: investor@expedia.com or visit http://investor.expedia.com

For more information, press only:

Darcy Bretz, Edelman Public Relations, (312) 240-2619, darcy.bretz@edelman.com or visit http://expedia.com/daily/press